EXHIBIT 10.2

Execution Version

VMWARE INC.

STOCKHOLDERS AGREEMENT

Dated as of November 1, 2021

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions	1
SECTION 1.2.	General Interpretive Principles	7

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1.	Representations and Warranties of the Parties	7

ARTICLE III

GOVERNANCE

SECTION 3.1.	Board of Directors of the Company	8
SECTION 3.2.	Standstill; Voting	13
SECTION 3.3.	Affiliate Transactions	16
SECTION 3.4.	VCOC Investors	16

ARTICLE IV

ADDITIONAL AGREEMENTS

SECTION 4.1.	Further Assurances	17
SECTION 4.2.	Other Businesses; Waiver of Certain Duties	18
SECTION 4.3.	Confidentiality	19
SECTION 4.4.	Expense Reimbursement	20
SECTION 4.5.	Information Rights; Visitation Rights	20

ARTICLE V

INDEMNIFICATION; INSURANCE

SECTION 5.1.	Indemnification of Directors	22
SECTION 5.2.	Insurance	22

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.	Entire Agreement	22

i

ANNEXES AND EXHIBITS

ANNEX A - FORM OF SPOUSAL CONSENT

ii

VMWARE, INC.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”) is made as of November 1, 2021, by and among:

(a)	VMware, Inc. a Delaware corporation (together with its successors and assigns, the “Company”);

(b)

Michael S. Dell (“MSD”), Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and, together with MSD and their respective Permitted Assignees (as defined herein) that hold Securities (as defined herein), the “MSD Stockholders”); and

(c)

SL SPV-2, L.P., a Delaware limited partnership (“SL SPV-2”), Silver Lake Partners IV, L.P., a Delaware limited partnership (“SLP IV”), Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (“SLTI IV”) Silver Lake Partners V DE (AIV), L.P., a Delaware limited partnership (“SLP V”), Silver Lake Technology Investors V, L.P., a Delaware limited partnership (“SLTI V”), Silver Lake Group, L.L.C., a Delaware limited liability company (“SLG”) (and together with SL SPV-2, SLP IV, SLTI IV, SLP V, SLTI V and their respective Permitted Assignees that hold Securities, the “SLP Stockholders” and together with the MSD Stockholders, the “Stockholders”).

WHEREAS, pursuant to that certain Separation and Distribution Agreement, dated as of April 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Separation and Distribution Agreement”), by and between the Company and Dell Technologies Inc., a Delaware corporation (“Dell”), at the Distribution Effective Time (as defined therein), upon the terms and subject to the conditions set forth therein, the Company and Dell consummated the Distribution (as defined below);

WHEREAS, as a result of the Distribution, the Stockholders became holders of record of Common Stock; and

WHEREAS, pursuant to this Agreement, the parties hereto desire to set forth the respective rights and obligations of the Stockholders generally.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional MSD Director” has the meaning ascribed to such term in Section 3.1(a)(i)(A).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any of the Stockholders or of any Affiliates of any of the Stockholders (except that the Company, its Subsidiaries and its other controlled Affiliates may be considered Affiliates of each other), (ii) none of the MSD Stockholders, on the one hand, and the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 4.2 and Section 6.13, none of the Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Stockholders or their affiliated investment funds.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Approved Exchange” means the New York Stock Exchange and the Nasdaq Stock Market.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 6.15, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York or San Francisco, California are authorized or required by law to close.

“CCGC” means the Compensation and Corporate Governance Committee of the Board or any successor committee responsible for the nomination of directors for election to the Board.

“Class I MSD Director” has the meaning ascribed to such term in Section 3.1(a)(i)(A).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commercial Framework Agreement” means that certain Commercial Framework Agreement, dated as of the date hereof, by and between the Company and Dell, as the same may be amended, restated, supplemented or modified from time to time.

“Common Stock” means the Class A common stock and any other class or series of common stock of the Company.

“Company” has the meaning ascribed to such term in the Preamble.

“Confidential Information” has the meaning ascribed to such term in Section 4.3(a).

“Covered Person” means (i) any director or officer of the Company or any of its Subsidiaries who is also a director, officer, employee, managing director or other Affiliate of any Stockholder, (ii) MSD and the MSD Stockholders, and (iii) SLP and the SLP Stockholders.

“DGCL” means the General Corporation Law of the State of Delaware.

“Distribution” has the meaning ascribed to such term in the Separation and Distribution Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Immediate Family Member” means, with respect to any natural person (including MSD), such natural person’s parent, spouse, children (whether natural or adopted), grandchildren or more remote descendants, siblings and spouse’s parents and siblings.

“MSD” has the meaning ascribed to such term in the Preamble.

“MSD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MSD or his spouse or by MSD and his spouse together.

“MSD Director Nominee” has the meaning ascribed to such term in Section 3.1(a)(i).

“MSD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MSD.

“MSD Stockholders” has the meaning ascribed to such term in the Preamble.

“MSD Stockholders’ Initial Stake” means the 169,278,015 shares of Common Stock beneficially owned by the MSD Stockholders in the aggregate immediately following the Distribution (equitably adjusted for any stock splits, reverse stock splits, recapitalizations or similar transactions that may occur following the Distribution).

“Organizational Documents” means, with respect to any Person, the articles or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of such Person.

“Permitted Assignee”:

(i) in the case of the MSD Stockholders, means:

(A) MSD, the SLD Trust or any Immediate Family Member of MSD;

(B) any MSD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds Securities, any of (or any combination of) MSD, one or more Immediate Family Members of MSD or MSD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (i)(A), (i)(B) or (i)(C) of this definition of “Permitted Assignee”; or

(E) from and after MSD’s death, any recipient of Securities under MSD’s will, any revocable trust established by MSD that becomes irrevocable upon MSD’s death, or by the laws of descent and distribution;

provided, that in each of clauses (A) through (E) above, such person or entity executes and delivers to the Company a joinder or counterpart to this Agreement in form and substance reasonably acceptable to the Company pursuant to which such Permitted Assignee shall agree to be bound by the provisions of this Agreement applicable to MSD Stockholders.

(ii) in the case of the SLP Stockholders, (A) any other SLP Stockholder or (B) any Affiliate of the SLP Stockholders (including, for the avoidance of doubt, (x) an affiliated private equity fund of such Stockholder and (y) any special purpose entity formed as part of a “fund-to-fund” transfer or “back-leverage” of all or a portion of such Stockholder’s investment in the Company); provided, that in each of clauses (A) and (B), such person or entity executes and delivers to the Company a joinder or counterpart to this Agreement in form and substance reasonably acceptable to the Company pursuant to which such Permitted Assignee shall agree to be bound by the provisions of this Agreement applicable to SLP Stockholders.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Plan Assets Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Reasonable Approval of the CCGC” means the approval (not to be unreasonably withheld, conditioned or delayed, but subject to the CCGC’s fiduciary duties in all respects) of a director nominee in the reasonable good faith judgment of the CCGC based on criteria that is no more burdensome to such designee than criteria to serve as a director set forth in the Company’s Corporate Governance Guidelines and the Charter of the CCGC, in each case, as in effect at the time of the determination; provided, that in the case of an SLP Director Nominee, any investment professional of SLP with the title of Managing Director or above shall be deemed to have the “Reasonable Approval of the CCGC.”

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Related Persons Transactions Committee” means the Related Persons Transactions Committee of the Board.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, valuators, accountants, agents and other representatives.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company with or into any Person in one or a series of related transactions (other than a merger, consolidation, business combination or amalgamation in which the holders (excluding the acquiror and persons acting with the acquiror in such transaction) of the voting securities of the Company outstanding immediately prior to such transaction continue to hold at least 50% of the combined voting power of the securities of the Company or the surviving entity or any parent thereof outstanding immediately after such merger of consolidation), (ii) the sale of voting equity securities of the Company that represents a majority of the aggregate voting power of such voting equity securities (including by means of merger, consolidation, business combination, share exchange or other reorganization in one or a series of related transactions and taking into account the voting securities held by the acquiror prior to such transaction) or (iii) the direct or indirect sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in each case, any transaction solely between and among the Company and one or more of its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, any debt securities of the Company exercisable or exchangeable for, or convertible into, equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Separation and Distribution Agreement” has the meaning ascribed to such term in the Recitals.

“Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities.

“Significant Subsidiary” has the meaning ascribed to such term in Section 210.1-02 of Regulation S-X promulgated by the SEC.

“SL SPV-2” has the meaning ascribed to such term in the Preamble.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLG” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C., Silver Lake Management Company V, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP IV” has the meaning ascribed to such term in the Preamble.

“SLP V” has the meaning ascribed to such term in the Preamble.

“SLP Director Nominee” has the meaning ascribed to such term in Section 3.1(a)(i).

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“SLP Stockholders’ Initial Stake” means the 42,050,818 shares of Common Stock beneficially owned by the SLP Stockholders in the aggregate immediately following the Distribution (equitably adjusted for any stock splits, reverse stock splits, recapitalizations or similar transactions that may occur following the Distribution).

“SLTI IV” has the meaning ascribed to such term in the Preamble.

“SLTI V” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(f).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (A) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (B) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (C) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.

“VCOC Investor” has the meaning ascribed to such term in Section 3.4(a).

SECTION 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The use of “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1. Representations and Warranties of the Parties. Each of the MSD Stockholders and the SLP Stockholders hereby represents and warrants, severally and not jointly, to the Company, and the Company hereby represents and warrants to the MSD Stockholders and the SLP Stockholders, in each case, as of the date hereof (and in respect of any Stockholder who becomes a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to the Company on the date of its, his or her execution of this Agreement) as follows:

(a) Such party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such party has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such party. This Agreement has been duly executed and delivered by such party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such party of this Agreement, the performance by such party of its, his or her obligations hereunder by such party does not and will not violate (i) in the case of parties who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) Such party is not as of such date in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(e) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) If such Stockholder is an individual and married, he or she has delivered to the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex A (a “Spousal Consent”).

(g) Such Stockholder has not granted and is not a party to any proxy, voting trust or other similar agreement in effect as of the date hereof that violates the provisions of this Agreement.

ARTICLE III

GOVERNANCE

SECTION 3.1. Board of Directors of the Company.

(a) Board Representation.

(i) Director Nominees.

(A) MSD Nomination Rights. To the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the Company agrees that unless otherwise agreed to by the MSD Stockholders, (x) for so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 47% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 20% of all outstanding Common Stock), the CCGC (or the Board) shall nominate (i) one individual (the “Class I MSD Director”) designated by the MSD Stockholders for election to the Board as a Class I director (as referenced in the Company’s certificate of incorporation) at each annual meeting or action by written consent at which Class I directors will be elected and (ii) following a timely written request from the MSD Stockholders, shall promptly appoint to the Board and thereafter nominate a second individual (the “Additional MSD Director”) designated by the MSD Stockholders for election to the Board at each annual meeting or action by written consent at which the class of directors that the Additional MSD Director becomes a member of, will be elected, in each case for so long as the Board remains classified and (y) for so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 7.5% but less than 20% of all outstanding Common Stock), the CCGC (or the Board) shall nominate the Class I MSD Director for election to the Board at each annual meeting or action by written consent at which Class I directors will be elected. If the MSD Stockholders cease to collectively beneficially own a number of shares of Common Stock equal to at least 47% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 20% of all outstanding Common Stock), the MSD Stockholders shall cause any Additional MSD Director to offer to promptly resign from the Board (which resignation may or may not be accepted by the Board in its sole discretion). If the MSD Stockholders cease to collectively beneficially own a number of shares of Common Stock equal to at least 18% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 7.5% of all outstanding Common Stock), the MSD Stockholders shall cause the Class I MSD Director to offer to promptly resign from the Board (which resignation may or may not be accepted by the Board in its sole discretion). The Class I MSD Director and the Additional MSD Director are each referred to as an “MSD Director Nominee”; provided, that in the case of any MSD Director Nominee other than MSD, such individual will be subject to the Reasonable Approval of the CCGC; provided, further, that in no event shall any MSD Director Nominee, other than MSD, be an officer or employee of Dell. The initial Class I MSD Director shall be MSD and as of the date hereof, MSD is the sole “MSD Director Nominee”. In the event the MSD Stockholders exercise their right to designate the Additional MSD Director following the date hereof, at the Board’s election, either the size of the Board will be expanded to include such MSD Director Nominee or such MSD Director Nominee will replace an existing Board member, and the Additional MSD Director will be added to the class of directors standing for election at the Company’s next annual meeting, unless otherwise required by the Company’s certificate of incorporation. If the MSD Stockholders wish to designate the Additional MSD Director, the MSD Stockholders shall deliver written notice to the Company; provided, that such notice shall not be delivered between the date that is 30 days after the end of any fiscal year and the filing by the Company of a proxy statement relating to the Company’s next annual meeting. If at any time following the date hereof, the Board of Directors is no longer classified and all directors stand for annual election, then the CCGC (or the Board) shall nominate at each meeting or action by written consent at which directors are elected (I) two MSD Director Nominees (or such lesser number as may be requested by MSD) for so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 47% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 20% of all outstanding Common Stock) and (II) one MSD Director Nominee for so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, equal to at least 7.5% but less than 20% of all outstanding Common Stock). The MSD Stockholders shall cause each MSD Director Nominee, and any replacement, to complete the Company’s standard director and officer questionnaire and other governance and nomination documents provided in the ordinary course to all other director nominees.

(B) SLP Nomination Rights. To the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the Company agrees that unless otherwise agreed to by the SLP Stockholders, for so long as the SLP Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (or, if less, equal to at least 7.5% of all outstanding Common Stock), the CCGC (or the Board) shall nominate one individual designated by the SLP Stockholders for election to the Board as a Class I director (as referenced in the Company’s certificate of incorporation) at each annual meeting or action by written consent at which Class I directors will be elected (such individual, the “SLP Director Nominee”); provided, that in the event the SLP Director Nominee is other than Egon Durban, such individual will be subject to the Reasonable Approval of the CCGC; provided, further, that in no event shall the SLP Director Nominee be an officer or employee of Dell. If the SLP Stockholders cease to collectively beneficially own a number of shares of Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (or, if less, equal to at least 7.5% of all outstanding Common Stock), the SLP Stockholders shall cause the SLP Director Nominee to offer to promptly resign from the Board (which resignation may or may not be accepted by the

Board in its sole discretion). As of the date hereof, Egon Durban is the “SLP Director Nominee”. If at any time following the date hereof, the Board of Directors is no longer classified and all directors stand for annual election, then the CCGC (or the Board) shall nominate the SLP Director Nominee at each meeting or action by written consent at which directors are elected for so long as the SLP Stockholders collectively beneficially own a number of shares of Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (or, if less, equal to at least 7.5% of all outstanding Common Stock). The SLP Stockholders shall cause each SLP Director Nominee, and any replacement, to complete the Company’s standard director and officer questionnaire and other nomination and governance documents provided in the ordinary course to all other director nominees.

(ii) Support.

(A) For so long as the MSD Stockholders have the right to designate at least one MSD Director Nominee or the SLP Stockholders have the right to designate an SLP Director Nominee, in each case, for election pursuant to Section 3.1(a)(i), each of the CCGC (or the Board) and the Company shall nominate each such MSD Director Nominee and SLP Director Nominee when applicable as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to such election of directors, and shall provide the same support for the election of each such SLP Director Nominee and MSD Director Nominee as it provides for all other individuals standing for election.

(B) During such period as the CCGC (or the Board) or the Company continues to nominate the MSD Director Nominee(s) and unless the MSD Stockholders notify the Company or the Board in writing of their desire to irrevocably renounce their rights to designate all MSD Director Nominees and all MSD Director Nominees have resigned from the Board in accordance with Section 3.1(c), the MSD Stockholders agree with the Company (and not any other party hereto) that (A) no MSD Stockholder shall otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders to nominate or support any Person as a director who is not an MSD Director Nominee or otherwise nominated by the CCGC (or the Board) and (B) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, the MSD Stockholders shall, to the extent that their shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (1) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the MSD Stockholders (and for which the MSD Stockholders have the right to vote) as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (2) vote (or cause to be voted), in person or by proxy, all of the MSD Stockholders’ Common Stock as of the applicable record date for each MSD Director Nominee and each other individual nominated by the CCGC (or the Board) for election to the Board.

(C) During such period as the CCGC (or the Board) continues to nominate the SLP Director Nominee and unless the SLP Stockholders notify the Company or the Board in writing of their desire to irrevocably renounce their rights to designate an SLP Director Nominee and such SLP Director Nominee has resigned from the Board in accordance with Section 3.1(c), the SLP Stockholders agree with the Company (and not any other party hereto) that (A) no SLP Stockholder shall otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders to nominate or support any Person as a director who is not an SLP Director

Nominee or otherwise nominated by the CCGC (or the Board) and (B) at the Company’s annual meeting of stockholders and at any other meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, the SLP Stockholders shall, to the extent that their shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (1) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the SLP Stockholders (and for which the SLP Stockholders have the right to vote) as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (2) vote (or cause to be voted), in person or by proxy, all of the SLP Stockholders’ Common Stock as of the applicable record date for each SLP Director Nominee and each other individual nominated by the CCGC (or the Board) for election to the Board.

(iii) Director Replacements. In the event that any MSD Director Nominee or SLP Director Nominee resigns as a director or is unable to serve as a director due to death, disability or other incapacity, subject to the reduction and elimination provisions contained in Section 3.1(a)(i), the MSD Stockholders or the SLP Stockholders, as applicable, shall have the right to immediately nominate another MSD Director Nominee or SLP Director Nominee, as applicable, who shall promptly be appointed by the CCGC (or the Board) to fill the vacancy resulting therefrom, subject to the requirements set forth in Section 3.1(a)(i)(A) or Section 3.1(a)(i)(B), as applicable. The Company shall take all actions consistent with actions taken by the Company in connection with the election of other members of the Board, including soliciting the vote of the stockholders of the Company, in order to elect or appoint any such SLP Director Nominee or any MSD Director Nominee nominated pursuant to this Section 3.1(a)(iii), and, in the event that the Company solicits the vote of the stockholders of the Company with respect to any such MSD Director Nominee or SLP Director Nominee, (A) the MSD Stockholders agree with the Company (and not any other party hereto) to vote their Common Stock for the election of such nominee and (B) the SLP Stockholders agree with the Company (and not any other party hereto) to vote their Common Stock for the election of such nominee. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect or appoint any MSD Director Nominee or SLP Director Nominee shall not be a breach of this Agreement by the Company (provided that such failure has not resulted from a breach of this Agreement by the Company) or affect the right of the MSD Stockholders or the SLP Stockholders to nominate any MSD Director Nominee or SLP Director Nominee, as applicable, for election pursuant to Section 3.1(a)(i) in connection with any future election of directors of the Company.

(iv) Board Committees. For so long as the MSD Stockholders have the right to designate any MSD Director Nominee for election pursuant to Section 3.1(a)(i) and to the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the MSD Stockholders shall be entitled to have an MSD Director Nominee, to the extent then serving on the Board, serve as a member of each committee of the Board (other than the audit committee); provided, that, no MSD Director Nominee shall be entitled to serve as a member of a committee of the Board if, at the time such MSD Director Nominee is to be appointed to such committee, there exists, solely as a result of such MSD Director Nominee serving on such committee, an actual conflict of interest between the Company, on the one hand, and such MSD Director Nominee, on the other hand. For so long as the SLP Stockholders have the right to designate an SLP Director Nominee for election pursuant to Section 3.1(a)(i) and to the extent permitted by applicable law and the rules of the Approved Exchange on which the Company’s equity securities are traded or listed, the SLP Stockholders shall be entitled to have an SLP Director Nominee, to the extent then serving on the Board, serve as a member of each committee of the Board (other than the audit committee); provided, that, no SLP Director Nominee shall be entitled to serve as a member of a committee of the Board if, at the time such SLP Director Nominee is to be appointed to such committee, there exists, solely as a result of such SLP Director Nominee serving on such committee, an actual conflict of interest between the Company, on the one hand, and such SLP Director Nominee, on the other hand. In addition, no MSD Director Nominee or SLP Director Nominee shall serve on the audit or related persons transactions committees of the Board. The MSD Stockholders and the SLP Stockholders acknowledge that any appointment to a currently existing committee will occur, following a request by a MSD Director Nominee or SLP Director Nominee, in accordance with the Board’s customary committee assignment timeline. In the event the Board forms a new committee or materially changes the delegation of authority to an existing committee and an MSD Director Nominee or SLP Director Nominee (or both) elect to serve on such committee, the Board shall appoint such individual(s) to such committee at the time of formation of, or change in authority of, the committee.

(b) Board Chairman. As of the date hereof, the Chairman of the Board shall be MSD. For so long as the MSD Stockholders have the right to nominate a director pursuant to Section 3.1(a)(i)(A), the Chairman of the Board shall remain MSD for so long as he remains a member of the Board.

(c) Renunciation of Director Designation Right. In the event that the MSD Stockholders notify the Company or the Board in writing of their decision to irrevocably renounce their rights to designate an MSD Director Nominee, the MSD Stockholders shall cause each MSD Director Nominee then serving on the Board to resign promptly, but in any event within one Business Day of such notice. In the event that the SLP Stockholders notify the Company or the Board in writing of their decision to irrevocably renounce their rights to designate an SLP Director Nominee, the SLP Stockholders shall cause such SLP Director Nominee then serving on the Board to resign promptly, but in any event within one Business Day of such notice.

(d) Compliance with Policies. At all times while serving as a member of the Board, the MSD Director Nominees and SLP Director Nominee shall comply with all duly adopted policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive Board members, including the Company’s Business Conduct Guidelines, director policies and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (subject to Section 4.2 and Section 4.3 below). For so long as there is any MSD Director Nominee or SLP Director Nominee serving or participating on the Board, (i) any share ownership requirement for each such nominee serving on the Board will be deemed satisfied by the Securities owned by MSD Stockholders (in the case of any MSD Director Nominee) and the SLP Stockholders (in the case of the SLP Director Nominee), (ii) no policy, procedure, code, rule, standard or guideline applicable to the Board adopted after the date hereof shall be deemed violated by the MSD Director Nominees or the SLP Director Nominee (x) accepting an invitation to serve on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company (provided that clause (ii) shall not exempt compliance with any policy, procedure, process, code, rule, standard or guideline adopted by the Board to reflect guidelines or recommendations published by Institutional Shareholder Services or other leading proxy advisory services) or (y) receiving compensation (1), in the case of MSD, from Dell or its Affiliates or (2) in the case of the SLP Director Nominee, from any SLP Stockholder or its Affiliates and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board (other than with respect to insider trading, hedging (as governed by the Company’s insider trading policy in effect as of the date of this Agreement) and other applicable law) be deemed to impose any restrictions on sales of Securities by the MSD Stockholders or the SLP Stockholders.

SECTION 3.2. Standstill; Voting.

(a) Acquisition of Common Stock.

(i) The MSD Stockholders, severally and not jointly, agree with the Company (and not any other party hereto) not to acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, beneficial ownership of any Securities, Synthetic Equity Interests or Short Interests other than: (A) the Common Stock received by the MSD Stockholders in the Distribution; (B) acquisitions of up to 2% in the aggregate of the Common Stock outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that do not result in the MSD Stockholders beneficially owning in the aggregate a percentage of the outstanding Common Stock that is greater than the percentage of the outstanding Common Stock represented by the MSD Stockholders’ Initial Stake; (C) acquisitions of up to 1% in the aggregate of the Common Stock outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that would not be permitted under the preceding clause (B) (whether because such acquisitions would result in the MSD Stockholders beneficially owning in the aggregate a percentage of the outstanding Common Stock that is greater than that permitted thereby or because the MSD Stockholders have already acquired the maximum aggregate amount permitted thereby); or (D) acquisitions that are otherwise approved by the Board. For the avoidance of doubt, but subject to compliance with duly adopted policies, procedures, processes, codes, rules, standards and guidelines adopted by the Company with respect to insider trading and other applicable law, this Section 3.2(a)(i) shall not in any way limit, restrict or prevent a disposition of Securities, Synthetic Equity Interests or Short Interests by the MSD Stockholders regardless of the manner of such disposition (including any deferred disposition, forward contract, installment sale, collateralized convertible security or similar instrument).For the avoidance of doubt, the MSD Stockholders may not acquire Securities that would result in the MSD Stockholders holding, in the aggregate, a percentage of the then outstanding Common Stock that is greater than one percentage point more than the percentage of the outstanding Common Stock represented by the MSD Stockholders’ Initial Stake on the date hereof.

(ii) The SLP Stockholders, severally and not jointly, agree with the Company (and not any other party hereto) not to acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, beneficial ownership of any Securities, Synthetic Equity Interests or Short Interests other than: (A) the Common Stock received by the SLP Stockholders in the Distribution; (B) acquisitions of up to 2% in the aggregate of the Common Stock outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that do not result in the SLP Stockholders beneficially owning in the aggregate a percentage of the outstanding Common Stock that is greater than the percentage of the outstanding Common Stock represented by the SLP Stockholders’ Initial Stake; (C) acquisitions of up to 1% in the aggregate of the Common Stock outstanding as of the date of any such acquisition (measured immediately prior to such acquisition) that would not be permitted under the preceding clause (B) (whether because such acquisitions would result in the SLP Stockholders beneficially owning in the aggregate a percentage of the outstanding Common Stock that is greater than that permitted thereby or because the SLP Stockholders have already acquired the maximum aggregate amount permitted thereby); or (D) acquisitions that are otherwise approved by the Board. For the avoidance of doubt, but subject to compliance with duly adopted policies, procedures, processes, codes, rules, standards and guidelines adopted by the Company with respect to insider trading and other applicable law, this Section 3.2(a)(ii) shall not in any way limit, restrict or prevent a disposition of Securities, Synthetic Equity Interests or Short Interests by the SLP Stockholders regardless of the manner of such disposition (including any deferred disposition, forward contract, installment sale, collateralized convertible security or similar instrument).For the avoidance of doubt, the SLP Stockholders may not acquire Securities that would result in the SLP Stockholders holding, in the aggregate, a percentage of the then outstanding Common Stock that is greater than one percentage point more than the percentage of the outstanding Common Stock represented by the SLP Stockholders’ Initial Stake on the date hereof.

(iii) For so long as the MSD Stockholders (with respect to the MSD Stockholders) have the right to nominate a director to the Board pursuant to Section 3.1 and the SLP Stockholders (with respect to the SLP Stockholders) have the right to nominate a director to the Board pursuant to Section 3.1, the MSD Stockholders and the SLP Stockholders, as applicable, shall, upon reasonable written request of the Company, inform the Company of their respective beneficial ownership to the extent that such Stockholders are no longer subject to Section 16 of the Exchange Act and such position differs from the ownership positions publicly reported on their respective Schedule 13D and amendments thereto.

(b) Other Stockholder Action.

(i) The MSD Stockholders, severally and jointly, agree with the Company (and not any other party hereto) not to (A) make any public proposal or announcement (individually, together or with a third party) or (B) take any public or private action with any third party, in the case of each of the foregoing clauses (A) and (B), other than in any MSD Director Nominee’s capacity as a member of the Board (and subject in all respects to such MSD Director Nominee’s fiduciary duties under applicable law), that constitutes: (w) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number of directors or to fill any vacancies on the Board; (x) any material change in the capitalization, share repurchase programs and practices, capital allocation programs and practices or dividend practice of the Company; (y) any other material change in the Company’s management, business or corporate structure; or (z) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws.

(ii) The SLP Stockholders, severally and jointly, agree with the Company (and not any other party hereto) not to (A) make any public proposal or announcement (individually, together or with a third party) or (B) take any public or private action with any third party, in the case of each of the foregoing clauses (A) and (B), other than in the SLP Director Nominee’s capacity as a member of the Board (and subject in all respects to such SLP Director Nominee’s fiduciary duties under applicable law), that constitutes: (w) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number of directors or to fill any vacancies on the Board; (x) any material change in the capitalization, share repurchase programs and practices, capital allocation programs and practices or dividend practice of the Company; (y) any other material change in the Company’s management, business or corporate structure; or (z) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws.

(c) Stockholder Voting.

(i) Except as otherwise set forth below, in the event the Board approves and recommends that the Company’s stockholders vote in favor of a transaction that requires approval of the Company’s stockholders relating to mergers, acquisitions or other business combinations or extraordinary transactions involving the Company, or the issuance of Securities in connection with any such transaction (in each such case, other than a Sale Transaction), the MSD Stockholders, severally and not jointly, agree with the Company (and not any other party hereto) to, at any applicable meeting of stockholders of the Company, however called, including any adjournment, recess or postponement thereof, to the extent that their shares of Common Stock are entitled to vote thereon, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such MSD Stockholder (and for which the MSD Stockholders have the right to vote) as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such MSD Stockholder’s Common Stock as of the applicable record date in favor of such transaction. Notwithstanding the foregoing, no MSD Stockholder shall have any obligations with respect to any transaction pursuant to this Section 3.2(c)(i) unless (x) MSD (or any MSD Director Nominee who is an Immediate Family Member of MSD) has voted in favor of the applicable transaction in his or her capacity as a director, (y) the Board has not “changed” or “withdrawn” its recommendation that the Company’s stockholders vote in favor of such applicable transaction and (z) such applicable transaction does not require any MSD Stockholder to forfeit, terminate or relinquish any or all of its rights under this Agreement (for the avoidance of doubt, any increase to the size of the Board or grant of director nomination rights to any Person in connection with any such transaction shall not be deemed to be a forfeiture, termination or relinquishment of the MSD Stockholders’ rights so long as such transaction does not otherwise limit the MSD Stockholders’ ability to nominate directors pursuant to Section 3.1(a)(i)(A)).

(ii) Except as otherwise set forth below, in the event the Board approves and recommends that the Company’s stockholders vote in favor of a transaction that requires approval of the Company’s stockholders relating to mergers, acquisitions or other business combinations or extraordinary transactions involving the Company, or the issuance of Securities in connection with any such transaction (in each such case, other than a Sale Transaction), the SLP Stockholders, severally and not jointly, agree with the Company (and not any other party hereto) to, at any applicable meeting of stockholders of the Company, however called, including any adjournment, recess or postponement thereof, to the extent that their shares of Common Stock are entitled to vote thereon, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such SLP Stockholder (and for which the SLP Stockholders have the right to vote) as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such SLP Stockholder’s Common Stock as of the applicable record date in favor of such transaction. Notwithstanding the foregoing, no SLP Stockholder shall have any obligations with respect to any transaction pursuant to this Section 3.2(c)(ii) unless (x) Egon Durban (or any SLP Director Nominee who is a Managing Director of SLP) has voted in favor of the applicable transaction in his or her capacity as a director, (y) the Board has not “changed” or “withdrawn” its recommendation that the Company’s stockholders vote in favor of such applicable transaction and (z) such applicable transaction does not require any SLP Stockholder to forfeit, terminate or relinquish any or all of its rights under this Agreement (for the avoidance of doubt, any increase to the size of the Board or grant of director nomination rights to any Person in connection with any such transaction shall not be deemed to be a forfeiture, termination or relinquishment of the SLP Stockholders’ rights so long as such transaction does not otherwise limit the SLP Stockholders’ ability to nominate directors pursuant to Section 3.1(a)(i)(A)).

(d) The MSD Stockholders, on the one hand, and the SLP Stockholders, on the other hand, agree not to have voting or investment power (as such terms are used in Rule 13d-3 under the Exchange Act) over the Common Stock beneficially owned by the other.

(e) This Section 3.2 shall terminate and cease to have any force or effect (i) with respect to the MSD Stockholders, upon the earliest of (A) the date on which the MSD Stockholders beneficially own less than 7.5% of the outstanding Common Stock, (B) the later of (x) the three year anniversary after the date of the Distribution and (y) the one year anniversary of the date on which the MSD Stockholders cease to have (or irrevocably renounce in a writing delivered to the Company or the Board) the right to designate an MSD Director Nominee pursuant to Section 3.1(a)(i), or (C) the expiration of the initial term (or earlier termination) of the Commercial Framework Agreement and (ii) (i) with respect to the SLP Stockholders, upon the earliest of (A) the date on which the SLP Stockholders beneficially own less than 7.5% of the outstanding Common Stock, (B) the later of (x) the three year anniversary after the date of the Distribution and (y) the one year anniversary of the date on which the SLP Stockholders cease to have (or irrevocably renounce in a writing delivered to the Company or the Board) the right to designate an SLP Director Nominee pursuant to Section 3.1(a)(i), or (C) the expiration of the initial term (or earlier termination) of the Commercial Framework Agreement.

SECTION 3.3. Affiliate Transactions. All transactions that occur following the Distribution between the Company, on the one hand, and (a) MSD or his Affiliates, on the other hand, shall remain subject to review and approval by the Related Persons Transactions Committee of the Board until such time that the MSD Stockholders cease to have (or irrevocably renounce in a writing delivered to the Board) the right to designate an MSD Director Nominee pursuant to Section 3.1(a)(i) (and all such MSD Director Nominees have resigned pursuant to Section 3.1(c)) and cease to collectively beneficially own 10% or more of the outstanding Common Stock (and after such time, such transactions shall not be subject to review or approval by the Related Persons Transactions Committee) and (b) SLP or its Affiliates, on the other hand, shall remain subject to review and approval by the Related Persons Transactions Committee of the Board until such time that the SLP Stockholders cease to have (or irrevocably renounce in a writing delivered to the Board) the right to designate an SLP Director Nominee pursuant to Section 3.1(a)(i) (and such SLP Director Nominee has resigned pursuant to Section 3.1(c)) and cease to collectively beneficially own 10% or more of the outstanding Common Stock (and after such time, such transactions shall not be subject to review or approval by the Related Persons Transactions Committee).

SECTION 3.4. VCOC Investors.

(a) With respect to (X) each SLP Stockholder and (Y) each Affiliate thereof that directly or indirectly has an interest in the Company, in each such case of (X) and (Y) that is intended to qualify as a “venture capital operating company” as defined in the Plan Assets Regulations (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more Subsidiaries, continues to beneficially own at least 5% of the outstanding Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged), in each case, without limitation or prejudice of any the rights provided to the SLP Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(i) provide such VCOC Investor or its designated representative with the following:

(A) the information rights and the visitation rights set forth in Section 4.5(a)(i)(A), Section 4.5(a)(i)(B), Section 4.5(a)(i)(C), Section 4.5(a)(iii) and Section 4.5(b)(i)(B);

(B) to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(C) copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested, copies of the materials provided to the board of directors (or equivalent governing body) of any Significant Subsidiary of the Company; provided, that no materials provided to committees of the Board but not to the full Board shall be required to be delivered pursuant to this Section 3.4(a)(i)(C); provided, further, that the Company or such Significant Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege or for which the Company reasonably expects there to be a conflict of interest between the Company or such Significant Subsidiary, on the one hand, and the VCOC Investor, on the other hand; provided that

(ii) solely for purposes of Section 3.4(a)(i)(A), Section 3.4(a)(i)(B) and Section 3.4(a)(i)(C), the obligation of the Company to deliver the materials described therein shall be deemed satisfied if delivered by the Company to a designated representative of the VCOC Investor, including, with respect to the SLP Stockholders, the SLP Director Nominee (it being understood that the designated representative shall be entitled to distribute copies of such materials to each VCOC Investor) and (ii) solely for purposes of Section 3.4(a)(i)(A) and Section 3.4(a)(i)(B), the obligation of the Company to deliver the materials described therein shall be deemed satisfied if the Company makes such information available through public filings on the EDGAR system or any successor or replacement system of the SEC or provides such materials on the Company’s website; and

(iii) make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c) Any VCOC Investor, for so long as such VCOC Investor directly or indirectly, or through one or more Subsidiaries, continues to beneficially own at least 5% of the outstanding Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged) shall be an express third party beneficiary of this Section 3.4.

ARTICLE IV

ADDITIONAL AGREEMENTS

SECTION 4.1. Further Assurances. From time to time, at the reasonable request of a party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; including, with respect to the Stockholders, the delivery to the Company of director questionnaires and such other information that is requested of each other director of the Board as is reasonably requested by the CCGC in connection with the nomination or continued director service of an MSD Director Nominee or the SLP Director Nominee, as applicable.

SECTION 4.2. Other Businesses; Waiver of Certain Duties.

(a) The Company (for itself and on behalf of each of its Subsidiaries and controlled Affiliates), hereby expressly acknowledges and agrees, subject to any express agreement that may from time to time be in effect, that, subject to Section 4.2(b), any Covered Person may, and shall have no duty not to:

(i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any Person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries or controlled Affiliates;

(ii) do business with any client, customer, vendor or lessor of any of the Company or any of its Subsidiaries or controlled Affiliates; or

(iii) make investments in any kind of property in which the Company or its Subsidiaries or controlled Affiliates may make investments.

(b) To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its Subsidiaries and controlled Affiliates) hereby renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. The Company shall pay in advance any expenses incurred in defense of such claim as provided in this provision. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or any of its Subsidiaries or controlled Affiliates, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any of its Subsidiaries or controlled Affiliates. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its Subsidiaries and controlled Affiliates) hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is being provided to such Covered Person solely in his or her capacity as a director of the Company and such corporate opportunity is intended solely for the benefit of the Company, and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is being provided to such Covered Person solely in his or her capacity as an officer or director of the Company shall belong to the Company. The Company shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 4.2(b), in which case any such advanced expenses shall be promptly reimbursed to the Company.

(c) The provisions of this Section 4.2, to the extent that they restrict the duties and liabilities of the Stockholders or any MSD Director Nominee or SLP Director Nominee otherwise existing at law or in equity, are agreed by the Company and each of the Stockholders to replace such other duties and liabilities of the Stockholders or any MSD Director Nominee or SLP Director Nominee to the fullest extent permitted by applicable law.

SECTION 4.3. Confidentiality.

(a) Each Stockholder agrees to keep confidential and not disclose to any third party any materials and information provided to it by or on behalf of the Company or any of its Subsidiaries, and, subject to Section 4.3(b), not to use any such information other than in connection with its investment in the Company (“Confidential Information”); provided, however, that the term “Confidential Information” does not include information that:

(i) is already in such recipient’s possession (provided, that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person);

(ii) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by such recipient or its Representatives;

(iii) is or becomes available to such recipient on a non-confidential basis from a source other than any of the Stockholders or any of their respective Representatives (provided, that such source is not known by such recipient to be bound by a confidentiality agreement with or other obligation of secrecy to any Person); or

(iv) is or was independently developed by such recipient or its Representatives without the use of any Confidential Information.

(b) The Company acknowledges that the Stockholders’ (including their affiliated private equity funds’) review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from such Stockholder’s or its affiliated private equity funds’ other knowledge and the Company agrees that Section 4.3(a) shall not restrict such Stockholder’s (including its affiliated private equity funds’) use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

(c) Notwithstanding anything in this Section 4.3 to the contrary, any such Stockholder may disclose Confidential Information to:

(i) such Stockholder’s and its Affiliates’ Representatives who are subject to a customary confidentiality obligation to such Stockholder or its Affiliates;

(ii) any Person to which such Stockholder offers or may propose to offer to transfer any Securities (provided, that (x) such transfer would be permitted by the terms of this Agreement (assuming the receipt of all consents required hereunder) and (y) the prospective transferee agrees to be subject to a customary confidentiality agreement with the Company);

(iii) any other Stockholder or its Affiliates, or their respective Representatives, or any member of the Board or any board of directors of any Subsidiary of the Company;

(iv) the extent required to be disclosed by such Stockholder or its Affiliates, or their respective Representatives, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, law, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization or pursuant to mandatory professional ethics rules (but only to the extent so required and after notifying the Company to the extent reasonably practicable and requesting confidential treatment of the Confidential Information required to be disclosed);

(v) current or prospective limited partners of a Stockholder or its affiliated private equity funds who are subject to confidentiality obligations to such Stockholder or its affiliated private equity funds; and

(vi) other Person(s) with the Company’s prior written consent; provided, that each Stockholder shall be liable for any breaches of the confidentiality obligations under this Section 4.3 by any Person (including its Representatives) to which it discloses Confidential Information.

(d) Notwithstanding anything herein to the contrary, the Company and each Stockholder acknowledges and agrees (i) that the MSD Director Nominees may share confidential, non-public information about the Company and its Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company) with the MSD Stockholders and their respective Affiliates and (ii) that the SLP Director Nominee may share confidential, non-public information about the Company and its Subsidiaries (including any materials received in their capacities as members of a Board or committee of the Company) with the SLP Stockholders and their respective Affiliates, limited partners, members and direct and indirect investors, in each case, on a confidential basis (provided, that with respect to limited partners, members and direct and indirect investors, the SLP Director Nominee may only share such information solely to the extent necessary in connection with such Stockholder’s fundraising activities).

SECTION 4.4. Expense Reimbursement. The Company shall, promptly and upon request, reimburse the Stockholders for all reasonable and documented out-of-pocket costs and expenses of their respective director nominees of the Board, if any, incurred in connection with Board service, including travel, lodging and meal expenses in connection with Board or committee meetings, in accordance with the Company’s duly adopted policies with respect to director expense reimbursement as in effect from time to time. In the event the Company, in its sole discretion, requests the services of “value creation” personnel or employees of SLP or its Affiliates, SLP shall only be required to provide such services pursuant to a customary engagement letter on mutually agreeable terms and conditions (or such other services agreement which is mutually acceptable).

SECTION 4.5. Information Rights; Visitation Rights.

(a) Information Rights.

(i) Information Generally. The Company shall deliver, or cause to be delivered, to each of the Stockholders (for so long as they are entitled to nominate a MSD Director Nominee or SLP Director Nominee, as applicable):

(A) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such period, and the related consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the period then ended and the portion of the fiscal year then ended, in each case (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments and (y) setting forth the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal quarter, in comparative form, all in reasonable detail;

(B) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (1) a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year, and the audited consolidated statements of income, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries for the fiscal year then ended, in each case, (x) prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and (y) setting forth in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail and (2) a copy of the report, opinion or certification of the Company’s independent accountant with respect to the Company’s financial statements for such fiscal year; and

(C) with reasonable promptness after the transmission or occurrence (but in any event, within three Business Days), other reports, including communications directed at stockholders of the Company generally or the financial community, and any reports filed by the Company with the SEC or any stock exchange (if and when applicable).

(ii) Other Information. The Company shall deliver, or cause to be delivered, with reasonable promptness to the Stockholders such other information and data with respect to the Company or any of its consolidated Subsidiaries as from time to time may be reasonably requested by such Stockholder.

(iii) SEC Filings. At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Section 4.5(a)(i)(A), Section 4.5(a)(i)(B) and Section 4.5(a)(i)(C) by filing with the SEC (via the EDGAR system) on a timely basis annual and quarterly reports satisfying the requirements of the Exchange Act or otherwise filing with the SEC such other reports and materials or providing such reports on the Company’s website.

(b) Visitation Rights.

(i) The Company shall, and shall cause its Subsidiaries to, permit each of the Stockholders (for so long as they are entitled to nominate a MSD Director Nominee or SLP Director Nominee, as applicable), at such Stockholder’s own expense and at any time and from time to time during normal business hours and with reasonable prior notice, reasonable access (in a manner that does not unreasonably interfere with the normal business operations of the Company and its Subsidiaries) to:

(A) examine and make copies of and abstracts from the books, records, material contracts, properties, employees and management of the Company and its Subsidiaries;

(B) visit the properties of the Company and its Subsidiaries; and

(C) discuss the affairs, finances and accounts of the Company and its Subsidiaries with any of the directors, officers or employees of the Company and the independent accountants of the Company.

ARTICLE V

INDEMNIFICATION; INSURANCE

SECTION 5.1. Indemnification of Directors. In addition to any other indemnification rights that the directors have pursuant to the Organizational Documents of the Company, each of the directors of the Company shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement that (a) is no less favorable to such director than any indemnification agreement such director may have with the Company as of the date hereof, and in any event no less favorable to such director than any indemnification agreement the Company may enter into with any other director of the Company from time to time, and (b) provides that the Company shall be the indemnitor of first resort.

SECTION 5.2. Insurance. The Company shall at all times maintain a policy or policies of insurance providing directors’ and officers’ liability insurance to the extent reasonably satisfactory to the MSD Stockholder and the SLP Stockholders.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Entire Agreement. This Agreement (together with the Registration Rights Agreement) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

SECTION 6.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 6.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

SECTION 6.4. Submissions to Jurisdictions; Waiver of Jury Trial.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 6.12, such service to become effective ten days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING,

SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4(E).

SECTION 6.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

SECTION 6.6. Consents, Approvals and Actions. All actions required to be taken by, or approvals or consents of, the MSD Stockholders or the SLP Stockholders under this Agreement or the Registration Rights Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the Securities held by the MSD Stockholders or the SLP Stockholders, as applicable, and in each case such consent, approval or agreement shall constitute the necessary action, approval or consent by the MSD Stockholders or the SLP Stockholders, as applicable.

SECTION 6.7. Amendment; Waiver.

(a) Any amendment, modification, supplement or waiver to or of any provision of this Agreement shall require the prior written approval of (i) the Stockholder(s) to which the rights or obligations to be amended, modified, supplemental or waived apply and (ii) the Company. For the avoidance of doubt, any assignment pursuant to Section 6.8(b) shall not constitute an amendment hereto and the applicable assignment agreement need be signed only by the applicable transferor and transferee.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision or any other provisions hereof. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

SECTION 6.8. Assignment of Rights By Stockholders.

(a) Subject to Section 6.8(b), no Stockholder may assign or transfer its rights or obligations under this Agreement except with the prior consent of the Company. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 6.8 shall be null and void and shall not bind or be recognized by the Company or any other Person.

(b) Notwithstanding anything in this Agreement to the contrary, the Stockholders may assign or transfer any or all of their rights or obligations under this Agreement to their respective Permitted Assignees who hold Securities and have the voting power to comply with the contractual obligations of Section 3.2(c) (and, for the avoidance of doubt, any such assignees who are transferred such rights or obligations shall be deemed to be MSD Stockholders or SLP Stockholders, as applicable, for all purposes hereunder).

SECTION 6.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns. Except upon the consummation of a Sale Transaction in which the consideration paid to the SLP Stockholders and the MSD Stockholders consists solely of cash, if the Company (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii), shall transfer all or substantially all of its properties and assets to any Person, then, in each case of clauses (i) and (ii), the Company shall cause such Person that is the surviving entity or acquirer of the assets of the Company (and any Person that is the parent company of such surviving entity or acquirer in which a Stockholder receives securities in connection with such transaction) to execute a stockholders agreement with terms with respect to the right of the MSD Stockholders and the SLP Stockholders to designate Board nominees that are substantially equivalent to the rights set forth in Sections 3.1(a)(i), (ii) and (iii) of this Agreement (assuming any applicable ownership thresholds of the MSD Stockholders and the SLP Stockholders with respect to such rights (applied mutatis mutandis to such Person and its securities) are satisfied in any such Person), such that such Person shall assume all of the obligations of the Company set forth in Sections 3.1(a)(i), (ii) and (iii) of this Agreement.

SECTION 6.10. Third Party Beneficiaries. Except for Section 3.4, Section 4.2, Article V and Section 6.13 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

SECTION 6.11. Termination of this Agreement. This Agreement shall terminate only (i) (x) (A) with respect to the MSD Stockholders, by written consent of the MSD Stockholders (for so long as such Stockholders own Securities) and (B) with respect to the SLP Stockholders, by written consent of the SLP Stockholders (for so long as such Stockholders own Securities) and (y) the written consent of the Company; provided, that the MSD Stockholders and the SLP Stockholders may, in their sole discretion, terminate their respective rights and obligations under Section 3.1(a) at any time, (ii) subject to Section 6.9, upon the dissolution or liquidation of the Company, or (iii) upon the consummation of a Sale Transaction in which (1) the consideration paid to the SLP Stockholders and the MSD Stockholders consists solely of cash or (2) the MSD Stockholders and the SLP Stockholders receive the same rights to designate board nominees with respect to any surviving or acquiring parent company in such Sale Transaction (in each case, in which such Stockholders receive securities in connection with such Sale Transaction) as the MSD Stockholders and the SLP Stockholders are entitled to pursuant to Sections 3.1(a)(i), (ii) and (iii) (assuming any applicable ownership thresholds of the MSD Stockholders and the SLP Stockholders with respect to such rights (applied mutatis mutandis to any such surviving or acquiring parent company and its securities) are satisfied in any such surviving or acquiring parent company); provided, that in the case of a termination pursuant to clause (i), Section 3.4, Section 4.2, Section 4.4, Article V and Article VI shall survive any such termination and remain in full force and effect unless and solely to the extent expressly waived in writing, with reference to such provisions, by the applicable Stockholder.

SECTION 6.12. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by e-mail (with written confirmation of receipt) or nationally recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel (email [REDACTED]), with a copy (which shall not constitute actual or constructive notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention:     Barbara L. Becker

Saee M. Muzumdar

Andrew Kaplan

Email:           bbecker@gibsondunn.com

Email:           smuzumdar@gibsondunn.com

Email:           akaplan@gibsondunn.com

(b) in the case of the Stockholders identified below, to the following respective addresses or e-mail addresses:

If to any of the MSD Stockholders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 76882

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:      Steven A. Rosenblum

Gordon S. Moodie

Email:           sarosenblum@wlrk.com

Email:           gsmoodie@wlrk.com

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention:      Karen King

E-mail:          [REDACTED]

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention:      Andrew J. Schader

E-mail:          [REDACTED]

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:      William R. Dougherty

Email:            wdougherty@stblaw.com

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:    Atif I. Azher

 Naveed Anwar

Email:         aazher@stblaw.com

Email:         naveed.anwar@stblaw.com

(c) in the case of any other Stockholder, to the address or e-mail address appearing in the books and records of the Company.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following the disposition with such nationally recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.12, each party shall have the right to change its mailing address or e-mail address for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by email to the email address of such Stockholders as provided herein.

SECTION 6.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

SECTION 6.14. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

SECTION 6.15. Aggregation; Beneficial Ownership.

(a) Subject to Section 6.15(d), all Securities held or acquired by the MSD Stockholders and their Affiliates and Permitted Assignees shall be aggregated for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such MSD Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

(b) All Securities held or acquired by the SLP Stockholders and their Affiliates and Permitted Assignees shall be aggregated for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such SLP Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

(c) Subject to Section 6.15(d), without limiting the generality of the foregoing, for the purposes of calculating the beneficial ownership of any Stockholder, all of such Stockholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Assignees’ Common Stock shall be included as being owned by such Stockholder and as being outstanding; and

(d) Notwithstanding anything herein to the contrary, in the case of any transfer of Securities by the MSD Stockholders, their Affiliates or their Permitted Assignees after MSD’s death to an individual or Person other than an (i) individual or entity described in clause (i)(A), (i)(B), (i)(C) or (i)(D) of the definition of “Permitted Assignee” or (ii) MSD Fiduciary, such Securities shall not be deemed to be owned by the MSD Stockholders for purposes of Section 3.1.

SECTION 6.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

SECTION 6.17. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format or otherwise by way of electronic signature), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:
VMWARE, INC.
By:	/s/ Craig Norris
Name: Craig Norris
Title: Vice President and Assistant Secretary

[Signature Page to Stockholders Agreement]

SLP STOCKHOLDERS:
SL SPV-2, L.P.
By: SLTA SPV-2, L.P., its general partner
By: SLTA SPV-2 (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member
By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer
SILVER LAKE PARTNERS IV, L.P.
By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member
By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer
SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.
By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member
By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

[Signature Page to Stockholders Agreement]

SILVER LAKE PARTNERS V DE (AIV), L.P.

By: Silver Lake Technology Associates V, L.P., its general partner

By: SLTA V (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

SILVER LAKE TECHNOLOGY INVESTORS V, L.P.

By: Silver Lake Technology Associates V, L.P., its general partner

By: SLTA V (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

SILVER LAKE GROUP, L.L.C.

By:	/s/ Egon Durban
Name: Egon Durban
Title: Co-Chief Executive Officer

[Signature Page to Stockholders Agreement]

MSD STOCKHOLDERS: /s/ Michael S. Dell
MICHAEL S. DELL
SUSAN LIEBERMAN DELL SEPARATE
PROPERTY TRUST
By:	Hexagon Trust Company, as Trustee

By:	/s/ Marc R. Lisker
Name: Marc R. Lisker
Title: President

[Signature Page to Stockholders Agreement]